Kenneth R. Allen Vice President-Finance and Chief Financial Officer	972.647.6730 Email: kallen@txi.com

TXI REPORTS FIRST QUARTER RESULTS

Dallas, TX – September 24, 2009 – Texas Industries, Inc. (NYSE-TXI) today reported financial results for the quarter ended August 31, 2009.  Net income was $1.7 million ($.06 per share).  Net income for the quarter ended August 31, 2008 was $10.7 million ($.38 per share) and included after-tax income of $2.9 million ($.10 per share) related to oil and gas lease bonus payments received during the quarter.

General Comments

“I am very pleased with our results in light of the fact that the markets for all of our products continue to be challenging,” stated Mel Brekhus, Chief Executive Officer.  “Cash gross margins actually improved in spite of the fact that shipments for the quarter are down year over year 25-35% for our major products, reflecting the excellent work of our employees.  I believe TXI is well positioned to get through the remainder of this recession and to take full advantage of the recovery when it comes.”

          A teleconference will be held today, September 24, 2009 at 1:00 P.M. Central Daylight Time to further discuss quarter results.  A real-time webcast of the conference is available by logging on to TXI’s website at www.txi.com .  A replay of the call will be available through midnight on October 9, 2009.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended August 31,
In thousands except per unit	2009	2008

Operating Results
Total cement sales	$78,460	$111,404
Total other sales and delivery fees	6,736	9,959
Total segment sales	85,196	121,363
Cost of products sold	69,859	104,557
Gross profit	15,337	16,806
Selling, general and administrative	(4,674)	(5,405)
Other income	1,743	5,264
Operating Profit	$12,406	$16,665

Cement
Shipments (tons)	915	1,218
Prices ($/ton)	$85.70	$91.43
Cost of sales ($/ton)	$68.70	$79.26

Cement operating profit for the three-month period ended August 31, 2009 was $12.0 million, a decrease of $4.3 million from the prior year period.

Total segment sales for the three-month period ended August 31, 2009 were $85.2 million compared to $121.4 million for the prior year period.  Cement sales decreased $32.9 million as construction activity declined in both our Texas and California market areas.   Our Texas market area accounted for approximately 71% of cement sales in the current period compared to 69% of cement sales in the prior year period. Shipments in both our market areas decreased 25% from the prior year period.  Average cement prices declined 3% in our Texas market area and 13% in our California market area.

Cost of products sold for the three-month period ended August 31, 2009 decreased $34.7 million from the prior year period primarily due to lower shipments. Cement unit costs decreased 13% from the prior year period on lower variable costs, including labor, energy, supplies and maintenance costs.  In addition, scheduled shutdowns for maintenance at our California and central Texas cement plants increased unit costs in the prior year period.

Selling, general and administrative expense for the three-month period ended August 31, 2009 decreased $0.7 million from the prior year period. Lower overall selling and administrative expenses, including wages and benefits, marketing, travel and outside service expenses as a result of our focus on cost reduction initiatives were offset in part by $0.6 million higher provisions for bad debts and $0.5 million higher defined benefit plan expense.

Other income for the three-month period ended August 31, 2009 decreased $3.5 million from the prior year period.   Other income in the prior period included a lease bonus payment of $2.8 million received upon the execution of an oil and gas lease on property we own in north Texas and a gain of $1.7 million from the sale of emission credits associated with our California cement operations.

Aggregate Operations

	Three months ended August 31,
In thousands except per unit	2009	2008

Operating Results
Total stone, sand and gravel sales	$27,794	$40,679
Total other sales and delivery fees	22,307	31,118
Total segment sales	50,101	71,797
Cost of products sold	39,155	59,456
Gross profit	10,946	12,341
Selling, general and administrative	(2,705)	(3,823)
Other income	398	407
Operating Profit	$8,639	$8,925

Stone, sand and gravel
Shipments (tons)	3,423	5,201
Prices ($/ton)	$8.12	$7.82
Cost of sales ($/ton)	$6.28	$6.28

Aggregate operating profit for the three-month period ended August 31, 2009 was 8.6 million, a decrease of $0.3 million from the prior year period.  Improvements in average prices for our stone, sand and gravel were offset by lower shipments.

Total segment sales for the three-month period ended August 31, 2009 decreased $21.7 million from the prior year period. Stone, sand and gravel sales decreased $12.9 million on 4% higher average prices and 34% lower shipments.

Cost of products sold for the three-month period ended August 31, 2009 decreased $20.3 million from the prior year period primarily due to lower shipments.  Overall stone, sand and gravel unit costs were comparable to the prior year period.

Selling, general and administrative expense for the three-month period ended August 31, 2009 decreased $1.1 million from the prior year period primarily due to lower overall selling and administrative expenses, including wages and benefits, marketing, travel and outside service expenses as a result of our focus on cost reduction initiatives.

Other income for the three-month period ended August 31, 2009 was comparable to the prior year period.

Consumer Products Operations

	Three months ended August 31,
In thousands except per unit	2009	2008

Operating Results
Total ready-mix concrete sales	$54,053	$78,894
Total other sales and delivery fees	15,485	16,330
Total segment sales	69,538	95,224
Cost of products sold	61,716	91,744
Gross profit	7,822	3,480
Selling, general and administrative	(3,204)	(4,315)
Other income	133	385
Operating Profit (Loss)	$4,751	$(450)

Ready-mix concrete
Shipments (cubic yards)	612	947
Prices ($/cubic yard)	$88.46	$83.30
Cost of sales ($/cubic yard)	$79.91	$81.15

Consumer products operating profit for the three-month period ended August 31, 2009 was $4.8 million, an increase of $5.2 million from the prior year period.  Improvements in ready-mix concrete average prices and lower raw material costs were offset in part by lower shipments.

Total segment sales for the three-month period ended August 31, 2009 were $69.5 million compared to $95.2 million for the prior year period.  Ready-mix concrete sales for the three-month period ended August 31, 2009 decreased $24.8 million on 6% higher average prices and 35% lower shipments.

Cost of products sold for the three-month period ended August 31, 2009 decreased $30.0 million from the prior year period.  Overall ready-mix concrete unit costs decreased 2% from the prior year period primarily due to lower raw material costs.  Our raw material unit costs including the cost of transportation decreased approximately 8% from the prior year period.

Selling, general and administrative expense for the three-month period ended August 31, 2009 decreased $1.1 million from the prior year period primarily due to lower overall selling and administrative expenses, including wages and benefits, marketing, travel and outside service expenses as a result of our focus on cost reduction initiatives.

Other income for the three-month period ended August 31, 2009 decreased $0.3 million from the prior year period.   Other income in the prior year period included lease bonus payments of $0.2 million received upon the execution of oil and gas lease agreements on property we own in north Texas.

Corporate

	Three months ended August 31,
In thousands	2009	2008

Other income	$378	$2,185
Selling, general and administrative	(9,671)	(3,795)
	$(9,293)	$(1,610)

Other income for the three-month period ended August 31, 2009 decreased $1.8 million from the prior year period.  Other income in the prior year period includes a lease bonus payment of $1.6 million received upon the execution of an oil and gas lease agreement on property we own in north Texas that is not associated with any business segment.

Selling, general and administrative expense for the three-month period ended August 31, 2009 increased $5.9 million from the prior year period.  The increase was primarily the result of $6.6 million higher stock-based compensation offset in part by $0.4 million lower wages and benefits and $0.3 million lower insurance expense.  Our stock-based compensation includes awards expected to be settled in cash the expense for which is based on their fair value at the end of each period until the awards are paid.  The impact of changes in our stock price on their fair value increased stock-based compensation $1.6 million in the three-month period ended August 31, 2009 and reduced stock-based compensation $5.1 million in the three-month period ended August 31, 2008.

Interest

Interest expense incurred for the three-month period ended August 31, 2009 was $13.2 million, all of which was expensed.  Interest expense incurred for the three-month period ended August 31, 2008 was $9.0 million, of which $1.8 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $7.2 million was expensed.

Interest expense incurred for the three-month period ended August 31, 2009 increased $4.2 million from the prior year period primarily as a result of higher average outstanding debt due to the sale of $300 million aggregate principal amount of additional 7.25% senior notes on August 18, 2008.  We have delayed completion of the Hunter, Texas cement plant expansion and do not expect to capitalize any interest in connection with the project during the remainder of fiscal year 2010.

Loss on Debt Retirements

On August 18, 2008, we sold $300 million aggregate principal amount of additional 7.25% senior notes due in 2013 at an offering price of $93.25.  The net proceeds were used to repay our $150 million senior term loan and borrowings outstanding under our senior revolving credit facility in the amount of $29.5 million.  We recognized a loss on debt retirement of $0.9 million representing a write-off of debt issuance costs associated with the mandatory prepayment of the term loan.

Income Taxes

Income taxes for the interim periods ended August 31, 2009 and August 31, 2008 have been included in the accompanying financial statements on the basis of an estimated annual rate. The primary reason that the tax rate differs from the 35% federal statutory corporate rate is due to percentage depletion that is tax deductible, state income taxes and deductions for income from qualified domestic production activities. Our estimated effective tax rate for fiscal year 2010 is 47.4% compared to 30.7% for fiscal year 2009.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business,  the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K.  Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California.  TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands except per share	2009	2008

NET SALES	$183,957	$256,392

Cost of products sold	149,852	223,765
GROSS PROFIT	34,105	32,627

Selling, general and administrative	20,254	17,338
Interest	13,244	7,245
Loss on debt retirements	--	907
Other income	(2,652)	(8,241)
	30,846	17,249
INCOME BEFORE INCOME TAXES	3,259	15,378

Income taxes	1,544	4,726
NET INCOME	$1,715	$10,652

Net income per share
Basic	$.06	$.39
Diluted	$.06	$.38

Average shares outstanding
Basic	27,720	27,506
Diluted	27,940	27,831

Cash dividends per share	$.075	$.075

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited) August 31,	May 31,
In thousands	2009	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,183	$19,796
Receivables – net	129,430	129,432
Inventories	156,355	155,724
Deferred income taxes and prepaid expenses	21,244	22,039
TOTAL CURRENT ASSETS	339,212	326,991

OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	7,736	10,001
Deferred charges and other	15,852	14,486
	25,303	26,202
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	156,887	156,917
Buildings	58,234	58,442
Machinery and equipment	1,245,722	1,247,931
Construction in progress	328,508	328,256
	1,789,351	1,791,546
Less depreciation and depletion	587,052	572,195
	1,202,299	1,219,351
	$1,566,814	$1,572,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$48,894	$55,749
Accrued interest, compensation and other	47,808	51,856
Current portion of long-term debt	247	243
TOTAL CURRENT LIABILITIES	96,949	107,848

LONG-TERM DEBT	542,371	541,540

DEFERRED INCOME TAXES AND OTHER CREDITS	122,765	120,011

SHAREHOLDERS’ EQUITY
Common stock, $1 par value	27,737	27,718
Additional paid-in capital	471,548	469,908
Retained earnings	318,834	319,199
Accumulated other comprehensive loss	(13,390)	(13,680)
	804,729	803,145
	$1,566,814	$1,572,544

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands	2009	2008

OPERATING ACTIVITIES
Net income	$1,715	$10,652
Adjustments to reconcile net income to cash provided by operating activities
Depreciation, depletion and amortization	16,594	16,865
Gains on asset disposals	(1,030)	(280)
Deferred income taxes	743	2,538
Stock-based compensation expense (credit)	2,643	(4,060)
Excess tax benefits from stock-based compensation	(211)	(1,212)
Loss on debt retirements	--	907
Other – net	(221)	(1,006)
Changes in operating assets and liabilities
Receivables – net	(888)	14,269
Inventories	757	(12,504)
Prepaid expenses	1,074	1,366
Accounts payable and accrued liabilities	(6,638)	(16,920)
Net cash provided by operating activities	14,538	10,615

INVESTING ACTIVITIES
Capital expenditures – expansions	(4,569)	(48,037)
Capital expenditures – other	(804)	(40,699)
Cash designated for property acquisitions	--	26,958
Proceeds from asset disposals	1,068	512
Investments in life insurance contracts	5,802	1,464
Other – net	(19)	192
Net cash provided (used) by investing activities	1,478	(59,610)

FINANCING ACTIVITIES
Long-term borrowings	--	327,250
Debt retirements	(59)	(197,555)
Debt issuance costs	(2,032)	(2,306)
Stock option exercises	331	1,480
Excess tax benefits from stock-based compensation	211	1,212
Common dividends paid	(2,080)	(2,065)
Net cash provided (used) by financing activities	(3,629)	128,016
Increase in cash and cash equivalents	12,387	79,021

Cash and cash equivalents at beginning of period	19,796	39,527
Cash and cash equivalents at end of period	$32,183	$118,548

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218	1,083	837	896	4,035	915
Aggregates (thousands of tons)	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201	4,605	3,267	3,397	16,470	3,423
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	998	1,050	857	939	3,844	947	769	614	572	2,902	612

Price
Cement ($ per ton)	75.05	87.14	95.06	95.69	92.88	91.01	92.46	93.07	91.43	90.87	90.17	88.23	90.31	85.70
Aggregates ($ per ton)	5.68	6.08	7.03	7.17	7.39	7.52	7.69	7.44	7.82	7.74	8.23	8.23	7.97	8.12
Ready-mix ($ per cubic yard)	60.54	69.25	75.87	80.17	80.19	81.26	81.84	80.83	83.30	84.37	86.87	89.00	85.46	88.46

Net Sales
Cement	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404	98,407	75,557	79,018	364,386	78,460
Aggregates	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679	35,667	26,889	27,962	131,197	27,794
Ready-mix	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894	64,832	53,306	50,899	247,931	54,053
Other	104,847	118,555	119,798	32,175	31,375	30,155	38,901	132,606	32,275	28,498	29,200	31,348	121,321	28,939
Interplant	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)
Delivery Fees	73,809	80,166	78,850	20,494	21,705	19,579	23,024	84,802	25,132	21,793	15,858	14,614	77,397	15,589
Net Sales	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	220,369	207,080	189,736	217,148	834,333	223,765	195,145	149,015	158,208	726,133	149,852
Selling, general and administrative	78,434	88,663	108,106	22,183	21,064	20,717	32,256	96,220	17,338	15,864	15,982	22,909	72,093	20,254
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	58,395	58,395	-
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244
Loss on debt retirements and spin-off charges	894	113,247	48	-	-	-		-	907	-	-	-	907	-
Other income	(22,727)	(47,270)	(36,629)	(2,253)	(3,442)	(2,086)	(23,782)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)
	772,548	952,736	839,687	240,299	224,702	208,367	228,127	901,495	241,014	218,094	165,397	245,118	869,623	180,698

Income (loss) from Continuing Operations before Income Taxes	62,255	(8,814)	156,563	23,155	43,771	22,168	38,265	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259

Income Taxes (benefits)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544
Income (loss) from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715

Income (loss) from Discontinued Operations - net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) before Accounting Change	124,523	8,102	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715

Cumulative Effect of Accounting Change - net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	124,523	8,102	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	8/31/2007	11/30/2007	2/29/2008	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009

Cash	251,600	84,139	15,138	5,165	26,216	9,632	39,527	118,548	62,254	33,865	19,796	32,183
Short-term investments	-	50,606	-	-	-		-	-	-	-	-
Receivables - net	117,363	132,849	142,610	160,079	163,990	151,708	170,943	155,970	140,134	104,199	129,432	129,430
Inventories	83,291	109,767	135,254	123,372	124,870	137,025	144,654	157,157	155,097	164,657	155,724	156,355
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	13,047	19,785	22,482	17,943	16,760	17,238	17,733	22,039	21,244
Total Current Assets	481,008	410,960	310,623	301,663	334,861	320,847	373,067	448,435	374,723	320,454	326,991	339,212

Goodwill	58,395	58,395	58,395	58,395	60,110	60,110	60,110	60,110	60,110	60,110	1,715	1,715
Real estate and investments	99,491	125,159	110,761	111,893	46,333	22,699	59,261	33,253	32,011	31,011	10,001	7,736
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	12,031	12,097	11,376	11,332	13,907	15,241	17,023	14,486	15,852
Assets of discontinued operations	1,114,627	-	-	-	-	-	-				-	-
	1,300,084	206,260	180,525	182,319	118,540	94,185	130,703	107,270	107,362	108,144	26,202	25,303

Property, plant and equipment	886,447	956,896	1,293,360	1,370,318	1,446,494	1,488,605	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351
Less depreciation and depletion	473,794	486,585	509,138	514,768	521,606	529,462	518,361	530,925	546,663	557,990	572,195	587,052
Net Property, Plant and Equipment	412,653	470,311	784,222	855,550	924,888	959,143	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299
Total Assets	2,193,745	1,087,531	1,275,370	1,339,532	1,378,289	1,374,175	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814

Accounts payable	44,560	50,931	96,883	80,387	100,248	74,022	111,478	106,138	95,535	83,094	55,749	48,894
Accrued interest, compensation and other items	62,202	66,955	70,104	55,515	64,024	57,492	66,967	53,075	65,647	51,285	51,856	47,808
Current portion of long term debt	688	681	1,340	213	217	221	7,725	229	234	238	243	247
Total Current Liabilities	107,450	118,567	168,327	136,115	164,489	131,735	186,170	159,442	161,416	134,617	107,848	96,949

Long-term Debt	603,126	251,505	274,416	353,585	334,517	344,438	401,880	539,195	539,978	540,767	541,540	542,371

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	93,455	93,514	95,238	118,117	116,801	113,730	109,578	120,011	122,765
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	756,377	785,769	802,764	825,367	837,773	842,750	853,347	803,145	804,729
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,339,532	1,378,289	1,374,175	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814
	-	-	-	-	-	-	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands

	FY2005	FY2006	FY2007	FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
CONTINUING OPERATIONS
Operating Activities
Income from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715
Adjustments to reconcile income from continuing operations
to cash provided (used) by continuing operating activites
Depreciation, depletion and amortization	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151	17,183	16,993	68,192	16,594
Goodwill impairment	-	-	-	-		-	-	-	-	-	-	58,395	58,395	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(455)	(462)	(279)	(18,214)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)
Deferred income taxes (benefit)	33,811	6,581	13,622	(582)	1,059	3,991	15,568	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743
Stock-based compensation expense (credit)	-	-	13,866	(1,717)	392	(1,363)	5,083	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,287)	(96)	(136)	220	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)
Loss on debt retirements	-	107,006	48	-	-	-	-	-	907	-	-	-	907	-
Other - net	889	(2,399)	3,234	(142)	(803)	2,252	1,168	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(17,458)	(3,899)	12,312	(20,462)	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)
Inventories	6,082	(18,761)	(25,047)	11,882	(1,498)	(12,155)	(7,629)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757
Prepaid expenses	(1,680)	63	1,392	1,735	185	286	(4,239)	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(5,319)	7,639	(18,287)	13,057	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)
Other credits	3,838	2,527	-	-	-	-	-	-	-	-		-	-	-
Cash Provided (used) by Continuing Operations	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	34,199	34,749	107,286	14,538

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(103,592)	(71,496)	(66,592)	(70,845)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)
Cash designed for property acquisitions
Proceeds from asset disposals	7,136	23,107	5,552	1,288	1,078	1,562	30,994	34,922	512	353	6,577	539	7,981	1,068
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	(415)	65,944	22,611	11,063	99,203	1,464	799	216	397	2,876	5,802
Purchases of short-term investments - net
Other - net	(677)	612	(336)	(24)	79	163	(117)	101	192	(17)	(164)	(32)	(21)	(19)
Cash Provided (used) by Investing Activities	(98,517)	(141,392)	(268,003)	(102,743)	(4,395)	(42,256)	(57,638)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478

Financing Activities
Long-term borrowings	-	250,000	38,000	124,000	65,000	24,000	153,000	366,000	327,250	-	-	-	327,250	-
Debt retirements	(699)	(600,700)	(25,521)	(46,173)	(84,064)	(14,076)	(88,053)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)
Debt issuance costs	(39)	(7,363)	-	(944)	(89)	(119)	(1,008)	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	599	131	1,948	637	3,315	1,480	2,405	456	300	4,641	331
Excess tax benefits from stock-based compensation	-	-	1,694	3,287	96	136	(220)	3,299	1,212	554	5	(175)	1,596	211
Common dividends paid	(6,643)	(6,908)	(7,517)	(2,051)	(2,052)	(2,058)	(2,061)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)
Other - net	-	-	-	-	-	-	-	-	-	-	-		-	-
Cash Provided (used) by Financing Activities	27,703	(453,490)	13,044	78,718	(20,978)	9,831	62,295	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)
Net Cash Provided (used) by Continuing Operations	73,606	(497,513)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387

DISCONTINUED OPERATIONS
Cash Provided (used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-
Increase (decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	5,165	26,216	9,632	15,138	39,527	118,548	62,254	33,865	39,527	19,796
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	5,165	26,216	9,632	39,527	39,527	118,548	62,254	33,865	19,796	19,796	32,183

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands

	FY2005	FY2006	FY2007	FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	16,077	30,061	15,404	26,089	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715
Plus (minus):
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244
Income taxes (benefit)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544
Depreciation, depletion and amortization	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	17,151	17,183	16,993	68,192	16,594
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	58,395	58,395	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	-	-	-	-	907	-	-	-	907	-
EBITDA	133,156	180,543	217,041	36,473	57,617	35,984	55,367	185,441	40,395	30,152	38,789	21,023	130,359	33,097

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	27,723	34,199	34,749	107,286	14,538
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	9,160	(2,427)	17,844	19,273	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	582	(1,059)	(3,991)	(15,568)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)
Stock-based compensation expense (credit)	-	-	(13,866)	1,717	(392)	1,363	(5,083)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,287	96	136	(220)	3,299	1,212	554	5	(175)	1,596	211
Income taxes (benefit)	16,811	(8,225)	51,852	7,078	13,710	6,764	12,176	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544
Loss (gain) on assets disposals	6,582	34,768	2,917	455	462	279	18,214	19,410	280	147	5,811	521	6,759	1,030
Interest	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	9,296	8,344	8,401	33,286	13,244
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	142	803	(2,252)	(1,168)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221
EBITDA	133,156	180,543	217,041	36,473	57,617	35,984	55,367	185,441	40,395	30,152	38,789	21,023	130,359	33,097

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008					FY2009					FY2010
				Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Cement Operations
Operating Results
Total cement sales	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404	98,407	75,557	79,018	364,386	78,460
Total other sales and delivery fees	30,699	27,416	27,648	7,712	8,723	9,249	10,395	36,079	9,959	9,641	5,882	5,452	30,934	6,736
Total segment sales	435,522	475,010	510,027	131,135	131,309	113,140	129,168	504,752	121,363	108,048	81,439	84,470	395,320	85,196
Cost of products sold	338,528	352,603	343,145	109,107	93,572	85,983	103,025	391,687	104,557	94,206	67,919	76,142	342,824	69,859
Gross profit	96,994	122,407	166,882	22,028	37,737	27,157	26,143	113,065	16,806	13,842	13,520	8,328	52,496	15,337
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(5,525)	(4,485)	(3,650)	(4,647)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)
Goodwill impairment	-	-	-	-	-	-	-	-	-	-	-	(58,395)	(58,395)	-
Other income	1,342	951	24,536	958	796	890	4,775	7,419	5,264	1,008	1,423	1,606	9,301	1,743
Operating Profit (loss)	83,251	109,402	171,540	17,461	34,048	24,397	26,271	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406

Cement
Shipments (tons)	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218	1,083	837	896	4,035	915
Prices ($/ton)	$75.05	$87.14	$95.06	$95.69	$92.88	$91.01	$92.46	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$79.37	$64.41	$67.13	$72.23	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70

Aggregate Operations
Operating Results
Total stone, sand and gravel sales	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679	35,667	26,889	27,962	131,197	27,794
Total other sales and delivery fees	88,125	99,101	113,292	30,421	30,559	28,124	33,644	122,748	31,118	24,838	25,882	24,456	106,294	22,307
Total segment sales	222,345	252,581	268,854	70,225	73,883	65,823	75,399	285,330	71,797	60,505	52,771	52,418	237,491	50,101
Cost of products sold	191,837	219,124	218,394	57,974	58,419	55,880	59,230	231,503	59,456	51,908	42,678	43,541	197,583	39,155
Gross profit	30,508	33,457	50,460	12,251	15,464	9,943	16,169	53,827	12,341	8,597	10,093	8,877	39,908	10,946
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(4,147)	(3,640)	(3,808)	(3,583)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)
Other income	10,782	30,376	2,638	406	237	76	16,255	16,974	407	463	5,466	618	6,954	398
Operating Profit (loss)	29,370	48,397	36,886	8,510	12,061	6,211	28,841	55,623	8,925	5,554	13,180	6,570	34,229	8,639

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201	4,605	3,267	3,397	16,470	3,423
Prices ($/ton)	$5.68	$6.08	$7.03	$7.17	$7.39	$7.52	$7.69	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$5.96	$5.56	$6.67	$6.42	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28

Consumer Products Operations
Operating Results
Total ready-mix concrete sales	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894	64,832	53,306	50,899	247,931	54,053
Total other sales and delivery fees	59,832	72,204	57,708	14,536	13,798	12,361	17,886	58,581	16,330	15,812	13,294	16,054	61,490	15,485
Total segment sales	282,512	337,458	335,775	94,526	98,031	82,060	94,616	369,233	95,224	80,644	66,600	66,953	309,421	69,538
Cost of products sold	267,625	316,341	310,955	85,720	89,839	78,361	87,684	341,604	91,744	76,429	60,569	60,014	288,756	61,716
Gross profit	14,887	21,117	24,820	8,806	8,192	3,699	6,932	27,629	3,480	4,215	6,031	6,939	20,665	7,822
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(4,905)	(3,931)	(4,755)	(5,723)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)
Other income	711	647	1,310	176	346	575	2,171	3,268	385	180	651	98	1,314	133
Operating Profit (loss)	5,259	10,349	9,846	4,077	4,607	(481)	3,380	11,583	(450)	679	4,540	4,094	8,863	4,751

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	998	1,050	857	939	3,844	947	769	614	572	2,902	612
Prices ($/ton)	$60.54	$69.25	$75.87	$80.17	$80.19	$81.26	$81.84	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$73.90	$75.18	$79.15	$77.77	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91

Total Segment Operating Profit (loss)	117,880	168,148	218,272	30,048	50,716	30,127	58,492	169,383	25,140	15,001	29,086	(42,076)	27,151	25,796
Corporate
Other income	9,892	15,296	8,145	713	2,063	545	581	3,902	2,185	560	404	473	3,622	378
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(7,606)	(9,008)	(8,504)	(18,303)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)
	(31,198)	(32,560)	(47,587)	(6,893)	(6,945)	(7,959)	(17,722)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)
Interest	(23,533)	(31,155)	(14,074)	-	-	-	(2,505)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	-	-	-	-	(907)	-	-	-	(907)	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	23,155	43,771	22,168	38,265	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259

Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits							3,879	3,879	1,723				1,723
Cement - oil and gas bonus proceeds									2,781				2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987					5,146	5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations							10,093	10,093
Corporate - oil and gas bonus proceeds									1,636				1,636